Exhibit 10.9

LEASE

BETWEEN

GARY A. HOVEY AND BARRY J. SIEGEL, AS TRUSTEES OF THE
PROMENADE TRUST, A TRUST FORMED UNDER THE LAWS OF THE
STATE OF TENNESSEE, As Landlord

AND

ELVIS PRESLEY ENTERPRISES, INC., As Tenant

Dated as of February 1, 2005

Premises:

GRACELAND
Memphis, Tennessee

TABLE OF CONTENTS

Article

1.	DEMISE AND DEMISED PREMISES

2.	TERM

3.	USE

4.	RENT

5.	REAL ESTATE TAXES

6.	INSURANCE AND INDEMNITY

7.	IMPROVEMENTS AND ALTERATIONS

8.	REPAIRS

9.	COMPLIANCE WITH LEGAL REQUIREMENTS

10.	ASSIGNMENT AND SUBLETTING

11.	DEFAULT; LIMITATION OF REMEDIES AND RIGHT TO TERMINATE

12.	NO WAIVER

13.	LANDLORD’S BANKRUPTCY OR INSOLVENCY

14.	EMINENT DOMAIN

15.	COVENANT OF QUIET ENJOYMENT

16.	LANDLORD’S REPRESENTATIONS

17.	RESTRICTION ON ALIENATION, TRANSFER AND MORTGAGES BY LANDLORD

18.	NOTICES

19.	ESTOPPELS

20.	MISCELLANEOUS

21.	DELAYS

22.	MEMORANDUM OF LEASE

23.	ACCESS

24.	CONFIDENTIALITY

25.	HOLDOVER

i

26.	END OF TERM SURRENDER OF DEMISED PREMISES

27.	RIGHTS OF LEASEHOLD MORTGAGEE

28.	WAIVER OF TRIAL BY JURY

EXHIBIT A LEGAL DESCRIPTION OF THE LAND

EXHIBIT B MEMORANDUM OF LEASE

SCHEDULE 4(A) BASIC RENT PAYMENT ALLOCATIONS

SCHEDULE 4(B) BASIC RENT PAYMENT ALLOCATIONS

ii

LEASE

THIS LEASE (this “Lease”) is made and entered as of February 1, 2005 (the “Effective Date”) by and between GARY A. HOVEY AND BARRY J. SIEGEL, AS TRUSTEES OF THE PROMENADE TRUST, A GRANTOR TRUST CREATED UNDER THE LAWS OF THE STATE OF TENNESSEE PURSUANT TO THAT CERTAIN SECOND RESTATED AND AMENDED TRUST AGREEMENT DATED DECEMBER 15, 2004 (“Landlord”), and Elvis Presley Enterprises, Inc. (“Tenant”), a Tennessee corporation.  Landlord and Tenant are sometimes collectively referred to herein as the “Parties” and individually as a “Party”.

W  I  T  N  E  S  S  E  T  H :

WHEREAS, Landlord, Sports Entertainment Enterprises, Inc., an affiliate of Tenant (“Publico”) and RFX Acquisition LLC, have entered into a certain Contribution and Exchange Agreement dated December 15, 2004 (the “Contribution Agreement”), pursuant to which, among other things, Landlord, as seller, contributed to Publico an interest in the assets, properties and rights of Landlord, and Publico assumed the liabilities and obligations of Landlord related thereto as contemplated thereunder (the business operations and activities transferred pursuant to Contribution Agreement collectively, the “Business”), and also entered in certain other agreements in furtherance of the transactions contemplated by the Contribution Agreement and the future operation of the Business (the “Business Transfer”); and

WHEREAS, all the transactions, contributions, transfers and assignments contemplated by the Contribution Agreement in furtherance of the Business Transfer were entered into as, and intended by the parties thereto to be, a single integrated transaction and this Lease is a part of that integrated transaction; and

WHEREAS, Landlord is the owner in fee simple of the Land (defined below) and the owner of the Demised Premises (defined below), and in connection with the Business Transfer has agreed to lease to Tenant, and Tenant has agreed to rent from Landlord, the Demised Premises, on the terms and conditions hereinafter set forth; and

WHEREAS, it is the desire of Landlord and Tenant to reduce the terms of the agreement to lease to a writing.

NOW, THEREFORE, in consideration of the covenants, conditions, stipulations and consideration exchanged in the Contribution Agreement and this Lease and for the Business Transfer, and for other good and valuable consideration the receipt and sufficiency of which the Parties hereby acknowledge, Landlord and Tenant, intending to be legally bound, agree as follows:

1.   DEMISE AND DEMISED PREMISES

Landlord does hereby demise and lease to Tenant, and Tenant hereby leases from Landlord, subject to the provisions of this Lease:  (a) the land and premises located in the City of Memphis, State of Tennessee which is more particularly described on Exhibit A annexed hereto (the “Land”); (b) all buildings, including the former Elvis Presley family residence and current museum buildings known as “Graceland” (the “Mansion”), and all ancillary buildings, and all other structures and improvements, including all signs, statuary, walls, fences, monuments, markers and landscaping, now existing on, in under or about the Land, and including all buildings, structures and improvements shown on that certain “as-built” ALTA/ACSM Land Title Survey made by The Reaves Firm, Incorporated, dated January 1, 2005 and signed and sealed by Ronald R. Williams on February 3, 2005 under Job No.: 04-0726 and further described as Parcel 1 on Sheet No.’s 2 and 3 (collectively, the “Improvements”); (c) all building systems and real property fixtures of every kind and nature whatsoever, located on the Land, or which are a part of the Improvements, or both (the “Equipment”); (d) all rights, privileges and appurtenances, and rights to the same, if any, belonging to and appurtenant to the Land; (e) all easements and rights-of-way in, to, upon or over the Land, and all rights of ingress and egress appurtenant thereto; and (f) all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to the Demised Premises by reason of change of grade of any street (collectively, the “Demised Premises”).

2.   TERM

The term of this Lease (the “Term”) shall commence on the Effective Date and shall terminate at 11:59 p.m. on the earlier to occur of: (i) January 31, 2095, and (ii) the day prior to the date which is twenty-one (21) years after the death of the now living (as of the Effective Date) last descendent of Elizabeth, the current Queen of England.

3.   USE.

(a)     During the Term, the Demised Premises may be used for any lawful use or purpose whatsoever, other than uses prohibited by Section 3(b) and Section 3(c) of this Lease, and Landlord specifically acknowledges and agrees that, subject solely to the restrictions set forth in Section 3(b) and Section 3(c), during the Term Tenant shall have the right to exercise all rights and privileges with respect to the Demised Premises and the use and operation thereof as if Tenant were the sole owner thereof, subject however, to the provisions of this Lease.

(b)     Notwithstanding the provisions of Section 3(a), during the Term, no portion of the Demised Premises shall be used for any of the following purposes:

(i)            The manufacture, sale or distribution or advertising of tobacco and tobacco products (including cigarettes, cigars, pipe tobacco, chewing tobacco and snuff);

(ii)           The manufacture, sale or distribution or advertising of narcotics and related paraphernalia;

(iii)          The manufacture, sale or distribution or advertising of breath-testing devices, products that purport to mask the effects of alcohol or other substances, and products or services designed to treat alcohol or substance dependence;

(iv)          Any advertising or other message related to matters of political, public policy, public health or industrial controversy (including advertising for political candidates or causes);

(v)           Child adoption solicitations and offers;

(vi)          Religious bodies, related products and services and any product or service that could reasonably be expected to offend religious beliefs;

(vii)         The occult (e.g., clairvoyants, psychics, hypnosis, mediums, tarot card reading, horoscope services, faith healing, etc.);

(viii)        The manufacture, sale or distribution or advertising of feminine hygiene and other sanitary protection products and services (including products or services relating to excretory bodily functions or ailments);

(ix)           The manufacture, sale or distribution or advertising of diet and weight loss products, services and clinics;

(x)            The storage or sale of, or advertising related to the storage or sale of, human parts and remains;

(xi)           The manufacture, sale or distribution or advertising of contraceptives, pregnancy-testing kits and other family planning services;

(xii)          The manufacture, sale or distribution or advertising of pharmaceuticals, medicines, dietary supplements and other health treatments;

(xiii)         Pornography and other “adult only” or sexually explicit products and services (including videotapes, books, magazines, tapes, software and online and telephone services and other mediums now in existence or hereinafter devised);

(xiv)        Prostitution, dating, escort, introduction or marriage agencies and services;

(xv)         The manufacture, sale or distribution or advertising of products and services (or advertisements therefor) that denigrate or discriminate against individuals based on race, national origin, gender, religion, disability or age;

(xvi)        A massage parlor;

(xvii)       A mortuary, cemetery (other than the family gravesite) and other products and services relating to death; and

(xviii)      The manufacture, sale or distribution or advertising of any other product or service (other than any product or service that is consistent with the past practice of the Business) that is offensive, immoral, derogatory or in poor taste or that, if associated with Elvis Presley, would tarnish the reputation or public image of Elvis Presley, Landlord or the Beneficiary, or the Business.

(c)     Notwithstanding the provisions of Section 3(a), during the Term neither Tenant nor any party whose rights in or to the Demised Premises derive by through or under Tenant shall open to the public or otherwise commercially exploit the second floor of the Mansion which Tenant acknowledges has not been generally open to the public or otherwise commercially exploited in the operation of the Business prior to the Effective Date (the “Restricted to the Public Premises”); provided, however, that Tenant and all parties claiming by through or under Tenant or designated by Tenant, including Tenant’s employees, agents, contractors, representatives, consultants, engineers, lenders and prospective lenders, and any other party involved or assisting in the Business, the maintenance of the Demised Premises or the performance of Tenant’s obligations under this Lease at all times during the Term, have free and unrestricted access to the Restricted to the Public Premises.

4.   RENT

(a)     During the Term, Tenant shall pay to Landlord at Landlord’s address for notices set forth in Article 18 (or to such other person or at such other address as Landlord may direct) as and for the entire annual rent due hereunder, the sum of One Dollar ($1.00) per month (the “Annual Rent”) payable annually in advance, without notice, demand, abatement, deduction, setoff, counterclaim, defense, or deferral whatsoever, except as may be provided in this Lease, on or before the tenth (10th) day of each month of March during the Term.  In addition to the Annual Rent the parties agree that two million, nine hundred fifty-three thousand six hundred three Dollars and seventy-eight cents ($2,953,603.78) paid to Landlord upon the execution and delivery of this Lease (hereinafter, the “Prepayment Rent”) is additional rent with respect to this Lease.  The Annual Rent and the Prepayment Rent are collectively referred to herein as the “Basic Rent”) and are specified in Schedule 4(a).

(b)     The amounts and periods of Tenant’s liability for Basic Rent in respect of the use of the Demised Premises during the Term shall be as allocated in accordance with the column entitled “Allocation of Basic Rent” in Schedule 4(b) annexed hereto.  It is the intention of the parties hereto that the allocation of Basic Rent as provided in this Section 4 and as provided in Schedule 4(b) constitutes a specific allocation of fixed rent within the meaning of Treasury Regulation §1.467-1(c)(2)(ii)(A) with the effect that, pursuant to Treasury Regulation §§1.467-1(d) and 1.467-2, Landlord and Tenant, on any federal income tax returns filed by them (or on any return on which their income is included), shall accrue the amounts of rental income and rental expense, respectively, set forth for each period under the column entitled “Proportional Rent” on Schedule 4(b) (the “Proportional Rent”).  Because there shall be from time to time a difference between (A) the cumulative amount of Basic Rent paid by Tenant (as provided in Schedule 4(a) and Schedule 4(b)), and (B) the cumulative amount of Basic Rent allocated (as provided in Schedule 4(b)), there shall be considered to exist a loan solely for purposes of Section 467 of the Internal Revenue Code (the “Code”), the amount of which is based on the cumulative amount of Basic Rent paid by Tenant and the cumulative amount of the Proportional Rent accrued by Tenant adjusted to account for an interest component, as provided in Treasury Regulation §1.467-4(b) (the “Section 467 Loan”).  If there is an amount in excess of zero set forth under the column entitled “Landlord 467 Loan Balance” on Schedule 4(b), such amount (the “Landlord 467 Loan Balance”) represents a loan from Tenant to Landlord solely for purposes of Section 467 of the Code.  If there is an amount in excess of zero set forth under the column entitled “Tenant 467 Loan Balance” on Schedule 4(b), such amount (the “Tenant 467 Loan Balance”) represents a loan from Landlord to Tenant solely for purposes of Section 467 of the Code.  If there shall be a Landlord 467 Loan Balance, Landlord shall deduct as interest expense and Tenant shall accrue as interest income, in each case, in an amount equal to the amount set forth under the caption entitled “Landlord 467 Loan Interest” for the applicable period identified on Schedule 4(b) (the “Landlord 467 Loan Interest”).  If there shall be a Tenant 467 Loan Balance, Landlord shall accrue as interest income and Tenant shall deduct as interest expense, in each case, in an amount equal to the amount set forth for the applicable period identified on Schedule 4(b) (the “Tenant 467 Loan Interest”).

(c)     It is the purpose and intent of both Landlord and Tenant that this Lease is and shall be a “net” lease for Landlord, so that this Lease shall yield to Landlord the Annual Rent free of all costs, expenses and charges relating to the Demised Premises which may be attributed to or become due during the Term, except as otherwise provided in this Lease.

5.   REAL ESTATE TAXES

(a)     Prior to the Effective Date, Landlord shall instruct all taxing authorities, in writing and in compliance with all of the requirements of such all taxing authorities, to issue and send all real estate tax invoices, bills, notices of assessment or reassessment, and all other notices, correspondence and communications with respect to the Demised Premises to Tenant at Tenant’s address for notices set forth in Article 18 (or to such other person or such other addresses as Tenant may from time to time instruct the taxing authorities).  Landlord’s notice to the taxing authorities shall authorize the taxing authorities to accept all directions, correspondence and communications from Tenant (or Tenant’s designee) with respect to the real estate taxes upon the Demised Premises as if Tenant were the sole owner of the Demised Premises, and for the duration of the Term, Landlord hereby irrevocably appoints Tenant as Landlord’s attorney-in-fact, coupled with an interest with respect to all such directions, correspondence and communications and all matters involving the real estate taxes upon the Demised Premises, including any “tax protest” (as hereinafter defined).

(b)     During the Term, Tenant shall pay directly to the taxing authorities all real estate taxes with respect to the Demised Premises and the Improvements from time to time located thereon.  To the extent permitted by Legal Requirements (hereinafter defined) Tenant may pay real estate taxes or assessments in installments over the longest period of time available.  Real estate taxes and assessment shall be pro rated on the basis of a three hundred sixty-five (365) day year so that Tenant shall pay only that portion of the real estate taxes or installments thereof which are attributable to periods that fall within the Term, and any refunds (net of Tenant’s expenses with respect thereto) for periods after the expiration of the Term shall belong to and be paid over to Landlord as set forth below.

(c)     Subject to the exclusions provided for below, “real estate taxes” as used in this Lease shall mean all taxes and other impositions, including real estate and personal property taxes and betterment assessments assessed, levied, confirmed, or imposed on the Demised Premises, levied by municipal, county, and district governmental authorities against the owners of real property, which taxes are measured on a flat rate basis separately from any other property of the owner of the subject property, including ad valorem taxes and betterment assessments, imposed or assessed upon or against the Demised Premises and all Improvements thereon; provided, however that if any betterment assessment is payable in installments, the real estate taxes for any tax year shall include only such installments of such betterment assessment as is allocable to said tax year.  Real estate taxes shall not in any case include any income, profit, estate, inheritance, succession, transfer, franchise or capital tax or assessment upon Landlord or, except as is hereinafter provided with respect to an “alternative tax”, a tax upon the rentals payable under this Lease, all of which shall be the obligation of Landlord; provided, however, if the present system of taxation of real estate is changed with the result that the whole or a part of the original real estate taxes (i.e., those taxes defined above as “real estate taxes”) is substituted in whole or in part for by a tax imposed against Landlord, including a tax measured by the Annual Rent received under this Lease, and clearly determinable as tax on real property (an “alternate tax”), then all such alternative tax or the part thereof so measured or based, shall be deemed to be included within “real estate taxes” and Tenant shall pay and discharge the alternative tax as herein provided in respect of the payment of real estate taxes.  Nevertheless, the amount of any such alternate tax which may be taken into consideration for the purposes of determining the real estate taxes attributable to the Demised Premises (or for determining Tenant’s liability with respect to the alternate tax) shall be no greater than would be the case if the Demised Premises were the only property of Landlord subject to the alternate tax.

(d)     Tenant shall have the sole right during the Term to initiate and prosecute a tax protest for any tax year in Tenant’s name, or in Landlord’s name if required by Legal Requirements.  Landlord, without any out-of-pocket cost to Landlord, shall cooperate reasonably in the prosecution of any tax protest undertaken by Tenant, and shall promptly execute and deliver to Tenant any documents or pleadings required or appropriate for such purposes.  In connection with any such tax protest Tenant shall not take or fail to take any action if the effect of such would be to expose the Demised Premises to any tax lien or tax sale.  All refunds (and any interest thereon) obtained as a result of a tax protest shall be and remain the sole property of Tenant; provided, however, that any refund which is applicable both for a period during the Term and either before the Effective Date or after the expiration of the Term shall be equitably apportioned, and the portion thereof attributable to the period of time before the Effective Date or after the termination of the Term shall be payable to Landlord, and any portion thereof attributable to the period of time during the Term shall be payable to Tenant.  If, prior to the Effective Date, Landlord filed an application for a tax protest with respect to the Demised Premises for the tax year in which the Effective Date occurs, Landlord shall not withdraw, compromise or settle such tax protest proceeding without the Tenant’s prior consent, which consent shall not be unreasonably withheld or delayed.  Tenant shall have no interest in any sums refunded or collected, except as to the tax year during which the Effective Date occurs, as to which the net sum collected or tax saved after all costs, fees and expenses including attorneys’ fees with respect thereto shall have been paid, shall be apportioned.  The term “tax protest” shall mean and include all proceedings permitted by Legal Requirements, including appellate proceedings, to obtain any form of reduction of real estate taxes assessed against the Demised Premises or of the assessment or reassessment therefore, or of any special assessment, or the validity of either, or of any change in assessments or the tax rate.  The provisions of this Section 5(d) shall survive the expiration of the Term.

6.   INSURANCE AND INDEMNITY

(a)     During the Term, but subject to the provisions of Section 6(c), Tenant shall maintain with respect to the Demised Premises:

(i)            comprehensive commercial general liability insurance with limits of not less than Five Million Dollars ($5,000,000.00) per occurrence and in the aggregate, and property damage insurance in an amount not less than Two Million Dollars ($2,000,000.00) per occurrence and in the aggregate, insuring against claims for bodily or personal injury, death or property damage occurring on, in or about the Demised Premises; and

(ii)           fire and extended coverage insurance on an occurrence basis insuring against loss by fire and all of the other risks and perils as are included under the ISO Special Form coverage as such term is known on the date of this Lease, for one hundred percent (100%) of the replacement cost of the Improvements at the time in question (excluding cost of excavations, foundations, footings, underground pipes, conduits, flues and drains); and

(iii)          workman’s compensation insurance to the extent required by Legal Requirements.

(b)     Tenant’s general commercial liability insurance policy shall be endorsed so as to name Landlord as an additional insured, and Tenant’s fire and extended coverage insurance, as respects the Mansion only, shall be endorsed so as to name Landlord as an additional insured, solely as its interest may appear.  Notwithstanding anything in this Lease or any Legal Requirement to the contrary, except as is specifically hereinafter set forth, Tenant or parties designated by Tenant shall have the sole right to adjust any loss under the fire and casualty insurance policy maintained by Tenant, and in all events, regardless of which party shall adjust the loss, all proceeds of such insurance shall be payable solely to, or as directed by, Tenant, and Tenant shall be the sole loss payee under such fire and casualty insurance policy.  In no event shall Landlord or any third party be entitled to, or have any interest in, such insurance proceeds or any part thereof.  Notwithstanding the foregoing, if within a reasonable time following a fire or other casualty which damages or destroys all or any part of the Mansion, and which loss is a loss covered by Tenant’s fire and casualty insurance policy (a “Mansion Loss”), Tenant fails to file a claim under its fire and casualty insurance policy to adjust and recover upon the Mansion Loss, unless such failure is due to a delay as contemplated under Article 21 of this Lease, Landlord may give to Tenant a notice (a “Loss Adjustment Notice”) requiring that Tenant file a claim with its fire and casualty insurer to adjust and recover upon the Mansion Loss within sixty (60) days after Tenant’s receipt of the Loss Adjustment Notice.  If Tenant shall fail to file and thereafter prosecute a claim to adjust and recover upon the Mansion Loss within such sixty (60) day period, Landlord may do so in its capacity as an additional insured under Tenant’s fire and extended coverage insurance policy.  In such event, Landlord shall prosecute such claim in good faith so as to cause insurance proceeds sufficient to complete a Casualty Restoration (hereinafter defined) with respect to the damages to the Mansion to be paid to Tenant, which proceeds shall be deposited in escrow or applied to the Casualty Restoration to the Mansion as contemplated by Article 8 this Lease.

(c)     Notwithstanding the foregoing, Tenant shall have the absolute right to self-insure against its obligations under this Article 6 or maintain any deductible amount or self insurance retention as to all or any part of the insurance required by this Article 6 pursuant to any plan of self insurance maintained by Tenant, individually or together with Tenant’s affiliates.  If Tenant elects or is deemed to have elected to self insure, all of the provisions relating to insurance required to be maintained by Tenant, shall apply as if Tenant had in fact maintained policies of insurance in lieu of self-insurance.

(d)     To the extent not covered by Tenant’s insurance for which Landlord is named as an additional insured (if such policy or policies have been obtained) or would have been covered if Tenant had obtained the required insurance coverage hereunder instead of self insuring, Tenant agrees to indemnify, defend and hold Landlord and any trustee, beneficiary, manager, owner, beneficial owner, partner, member, officer, director or shareholder of Landlord (collectively, the “Landlord Indemnified Parties”), harmless from and against any and all losses, damages, claims, suits or actions, judgments and costs arising out of any injury to or death of persons or damage to property on or about the Demised Premises due to or arising from:  (i)  Tenant’s use of, and operations at, the Demised Premises; (ii) a third party’s claim against Landlord solely by reason of Landlord’s estate in the Demised Premises; or (iii) Tenant’s breach of its obligations hereunder or Tenant’s negligence.  Tenant’s indemnification hereunder specifically excludes and shall not cover any and all losses, damages, claims, suits or actions, judgments and costs arising out of or relating to:  (1) Landlord’s breach of its obligations pursuant to this Lease or any Legal Requirement; (2) claims made by a third party whose claim is based upon such party’s presence at the Demised Premises at the invitation or with the permission of any of the Landlord Indemnified Parties, the Beneficiary or the Family Permittees (hereinafter defined); or (3) due to the negligence of any of the Landlord Indemnified Parties, the Beneficiary or the Family Permittees.  As a condition to Tenant’s indemnification obligations hereunder, the Landlord Indemnified Parties shall provide to Tenant reasonably prompt notice of any claim for which indemnification is sought.  Tenant shall have the right to settle any such claim on any terms acceptable to Tenant, provided that such settlement does not impose any obligation on the Landlord Indemnified Parties or adversely affect any rights or interests of the Landlord Indemnified Parties.  The indemnification contained in this Section 6(d) shall include reasonable attorneys’ fees and disbursements incurred by the Landlord Indemnified Parties arising due to a breach of Tenant’s duty to defend.

(e)     Landlord agrees to indemnify, defend and hold Tenant and each member, manager, owner, beneficial owner, partner, officer, director, shareholder or employee of Tenant (collectively, the “Tenant Indemnified Parties”), harmless from and against any and all losses, damages, claims, suits or actions, judgments and costs arising out of any injury to or death of persons or damage to property on or about the Demised Premises arising out of or relating to:  (1) the negligence of any of the Landlord Indemnified Parties; (2) relating to Landlord’s breach of its obligations pursuant to this Lease;  (3) claims by a third party whose claim is based upon such party’s presence at the Demised Premises at the invitation of any of the Landlord Indemnified Parties.  As a condition to Landlord’s indemnification obligations hereunder, the Tenant Indemnified Parties shall provide to Landlord reasonably prompt notice of any claim for which indemnification is sought.  Landlord shall have the right to settle any such claim on any terms acceptable to Landlord, provided that such settlement does not impose any obligation on the Tenant Indemnified Parties or the Business, or adversely affect any rights or interests of the Tenant Indemnified Parties or of the Business.  The indemnification contained in this Section 6(e) shall include reasonable attorneys’ fees and disbursements incurred by the Tenant Indemnified Parties arising due to a breach of Landlord’s duty to defend.

7.   IMPROVEMENTS AND ALTERATIONS

(a)     During the Term, Tenant may alter the Demised Premises, including the Improvements and Equipment, in any manner Tenant may elect (except as is specifically hereinafter set forth), add additional buildings or structures or any building or other improvements of any type and kind which Tenant chooses to construct on the Demised Premises (collectively, “Alterations”), all without Landlord’s consent, provided that:  (i) Tenant shall obtain all governmental permits and approvals required in connection therewith; (ii) all of

Tenant’s work shall be done in compliance with this Lease and Legal Requirements.  Alterations to the exterior of the Mansion and to the Restricted to the Public Premises shall be performed, subject to the provisions of the immediately succeeding sentence, in a manner which shall preserve the architectural appearance and design of the exterior of the Mansion and the nature and character of the Restricted to the Public Premises, substantially as each exists on the Effective Date.  Tenant’s obligations pursuant to the immediately preceding sentence with respect to Alterations to the exterior of the Mansion and the Restricted to the Public Premises are subject to, in all events, and Tenant shall be permitted to make Alterations to the exterior of the Mansion and the Restricted to the Public Premises due to:  (1) the requirements of any insurance company with which Tenant maintains insurance with respect to the Demised Premises; (2) the requirements of any Governmental Authority (hereinafter defined); (3) Legal Requirements (including any Legal Requirements applicable to the then use or uses of the Mansion of the Demised Premises); (4) the requirements and standards of any local or statewide fire underwriters and the requirements of all insurance rating bureaus and insurance inspection bureaus having jurisdiction; (5) changes in construction practices and design techniques; (6) substitution of materials (provided that the substituted materials are new and of good quality); and (7) the costs of maintaining the architectural appearance and design of the exterior of the Mansion and the nature and character of the Restricted to the Public Premises shall no longer be commercially reasonable.  No Material Alteration (hereafter defined) shall be made without Landlord’s prior consent, which consent shall not be unreasonably withheld, delayed or conditioned, and shall be deemed given if Landlord does not reasonably object (which shall include an explanation for such objection in sufficient in scope and detail for Tenant to respond) to Tenant’s request therefor within ten (10) business days after Tenant makes such request.  A “Material Alteration” shall mean any voluntary, material and permanent demolition of any material portion of the Mansion, other than in connection with Tenant’s right to make Casualty Restorations or a restoration following a Taking (hereinafter defined).

(b)     All Alterations and capital improvements made to the Demised Premises shall belong solely to Tenant; provided, however, that those Alterations to the Mansion which are permanently a part of the Demised Premises and which shall exist at the end of the Term, if any, shall become the property of Landlord upon the expiration of the Term.  All other Alterations or improvements may be removed by Tenant, and all salvage value in connection therewith shall belong solely to Tenant.

(c)     In connection with any Alterations or the use, operation or occupancy of the Demised Premises, Landlord hereby grants to Tenant, as Landlord’s attorney-if-fact, coupled with an interest, the absolute right and privilege to:

(i)            grant to public, quasi-public and private or municipal utilities, entities or public service corporations, for lines, poles or conduits for telephone, electricity, water, sanitary sewers, storm sewers, and for other utilities and municipal or special district services, for the purpose of serving the Demised Premises and to grant rights of way or easements on, over or under the Demised Premises; and

(ii)           enter into any covenant or declaration and grant any easement, cross easement, operating agreement, right of way, access agreement, restriction and similar rights with respect to the Demised Premises reasonably required by Tenant from time to time during the Term; provided that any easement, cross easement, right of way, access agreement or similar right shall, by its terms, provide that it shall terminate upon the expiration of the Term, unless Landlord shall elect to continue any such easement, cross easement, right of way, access agreement or similar right beyond the expiration of the Term.

Landlord covenants and agrees to cooperate with Tenant and shall execute and deliver, upon request of Tenant, such instrument or instruments, applications, agreements, or other consents therefor as may be reasonably required in order to effectuate and implement the foregoing.

(d)     If any contractor’s, mechanic’s, laborer’s or materialmen’s lien for work done or materials furnished to Tenant with respect to the Demised Premises is filed against the Demised Premises, Tenant shall cause such lien to be discharged whether by payment, release, bond, deposit, order of a court of competent jurisdiction or otherwise, within the later of (i) one hundred twenty (120) days after the expiration of the Term, and (ii) thirty (30) days after receiving notice of the filing thereof.  Tenant may contest the validity or amount of any such lien.  Notwithstanding the foregoing, if a judgment shall be entered with respect to any lien for work done or materials furnished to Tenant with respect to the Demised Premises which lien attaches to Landlord’s interests in the Land or the Improvements, and the lienor seeks to enforce such judgment by foreclosure of Landlord’s interests in the Land or the Improvements, Tenant shall cause such judgment and lien to be discharged, whether by payment, release, bond, deposit, order of a court of competent jurisdiction or otherwise, at least thirty (30) days prior to the date Landlord’s interests in the Land or Improvements may be sold by auction or otherwise to satisfy such judgment.

8.   REPAIRS.

(a)     During the Term, Tenant shall maintain the Mansion in substantially the same condition as it was in on the Effective Date:  (i) reasonable wear and tear, (ii) damage due to a Casualty or a Taking (both hereinafter defined), and (iii) Tenant’s rights under Article 7 of this Lease, excepted.  Landlord shall not be obligated to make any repairs, or replacements of any kind, nature or description whatsoever to the Demised Premises.

(b)     If during the Term, the Improvements shall be damaged or destroyed by fire, flood or any other casualty or cause (a “Casualty”), upon becoming aware thereof, Tenant shall give notice thereof to Landlord, and Tenant may, in Tenant’s sole discretion, but shall not be obligated, to restore, repair, replace or rebuild the damaged or destroyed Improvements (a ”Casualty Restoration”) and in so doing make such Alterations as may be desired by Tenant, in conformity with the provisions of this Lease.  If Tenant elects not to undertake a Casualty Restoration, Tenant shall be entitled to such portion of the net insurance proceeds (or self insurance funds), after deduction of all costs incurred in adjusting the loss and collecting the proceeds, as may be necessary to demolish what may remain of any damaged Improvements and remove any debris.  Except as set forth in Section 8(c), the balance of the net insurance proceeds shall belong solely to Tenant.

(c)     If the Mansion shall be damaged or destroyed by a Casualty and Tenant elects not to undertake a Casualty Restoration of the Mansion, Tenant shall be entitled to use such portion of the insurance proceeds (or self insurance funds) as may be necessary to demolish what may remain of the Mansion, remove any Equipment and debris and leave the building area in a reasonably safe and secure condition, as determined by Tenant.  The balance of the insurance proceeds shall be delivered by Tenant in escrow to an escrow agent selected by Tenant, which shall be either a bank, trust company, savings and loan association, insurance company, pension or retirement fund, real estate investment trust or any other organization whose business is to make loans on real estate, a title company or other institution which customarily acts as an escrow agent with respect to real property.  The escrow agent shall retain the escrowed funds in an investment or account designated by Tenant.  If at any time during the Term, Tenant determines to undertake a Casualty Restoration with respect to the Mansion, Tenant shall have the absolute right to receive the entire amount of the escrowed funds, together with any interest accrued thereon and any capital appreciation with respect thereto, and the escrow agent shall have the absolute right and obligation to pay such funds to Tenant.  If, upon the expiration of the Term, Tenant has not undertaken a Casualty Restoration with respect to the Mansion, the entire amount of the escrowed funds, together with any interest accrued thereon and any capital appreciation with respect thereto, less any amounts which may be owed at such time by Landlord to Tenant and unpaid, upon the joint written instructions of Landlord and Tenant, shall be paid to Landlord.

9.   COMPLIANCE WITH LEGAL REQUIREMENTS.

(a)     To the extent that: (i) the Demised Premises are in compliance with Legal Requirements on the Effective Date, and (ii) Tenant’s non-compliance with such Legal Requirements would materially, adversely affect Landlord’s reversionary interest in the Demised Premises or rights under this Lease, Tenant shall comply with all such Legal Requirements applicable to Tenant’s occupancy, use or manner of use of the Demised Premises and the performance by Tenant of its obligations under this Lease.  As used in this Lease, “Legal Requirements” shall mean all applicable statutes, ordinances, laws, rules, regulations and requirements of any municipal, county, state and federal authorities and quasi-governmental authorities (collectively, “Governmental Authorities” and individually, a “Governmental Authority”) having jurisdiction, including laws relating to architectural barriers affecting the disabled (collectively, “Legal Requirements”).

(b)     Tenant shall have the absolute right to contest by appropriate legal proceedings or otherwise, the validity of any such Legal Requirement, provided that such contest will not subject Landlord to any criminal liability.  In addition, if compliance with such Legal Requirement may be held in abeyance without subjecting Landlord to any criminal liability for a failure to comply during such contest, Tenant may postpone compliance therewith until the final determination of any such proceedings.  Landlord shall cooperate with Tenant in such contest and shall execute any documents reasonably required in connection therewith.  If any such contest must, due to Legal Requirements, be brought in the name of Landlord, Tenant may do so in Landlord’s name, and Landlord hereby appoints Tenant as Landlord’s attorney-in-fact coupled with an interest to do so.

10. ASSIGNMENT AND SUBLETTING

Tenant shall have the absolute and unrestricted right to assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease, and to sublet (and to grant occupancy rights and licenses of any kind with respect to) the whole or any part of the Demised Premises or of the Term, in all events without Landlord’s consent.  Any such assignment or sublease shall be subject to the terms and conditions of this Lease.  Tenant shall notify Landlord of any assignment of this Lease and shall forward a copy of any assignment documents to Landlord within thirty (30) days thereafter.  From and after the effective date of any sale, assignment or other transfer of Tenant’s interest in this Lease, and the assumption by the transferee of Tenant’s obligations under this Lease, Tenant shall be released and discharged from any and all of its obligations and liabilities under this Lease and with respect to the Demised Premises accruing from and after the effective date of such sale, assignment or transfer, without the requirement of any further act by Landlord or Tenant or the execution of any further document or instrument.

11. DEFAULT; LIMITATION OF REMEDIES AND RIGHT TO TERMINATE

(a)     LANDLORD EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE PRIMARY AND MATERIAL CONSIDERATION TO LANDLORD FOR THIS LEASE IS THE CONSIDERATION PAID AND TRANSFERRED PURSUANT TO THE CONTRIBUTION AGREEMENT AND TENANT HAVING ENTERED INTO AND CONCLUDED THE BUSINESS TRANSFER, ALL OF WHICH OCCURRED PRIOR TO THE EFFECTIVE DATE.  ACCORDINGLY, EXCEPT FOR THE RIGHTS AND REMEDIES SPECIFICALLY AND EXPRESSLY GRANTED TO LANDLORD BY THE EXPRESS TERMS AND CONDITIONS OF THIS LEASE, LANDLORD HEREBY WAIVES IN ALL RESPECTS ANY AND ALL PROTECTIONS NOW OR HEREAFTER AFFORDED TO LANDLORD BY LAW, IN EQUITY OR OTHERWISE, INCLUDING THOSE ARISING UNDER ANY AUTHORITY PROVIDING FOR THE MUTUALITY OF REMEDIES UNDER TENNESSEE, AND THAT A TERMINATION OF THIS LEASE BY LANDLORD FOR ANY REASON EXCEPT AS OTHERWISE IS SPECIFICALLY SET FORTH HEREIN, AND ONLY STRICTLY IN ACCORDANCE WITH THE EXPRESS PROVISIONS OF THIS ARTICLE 11, IS NOT A REMEDY AVAILABLE TO LANDLORD.

(b)     Tenant shall be deemed to be in Default only if Tenant (i) fails to pay any installment of Annual Rent or to pay real estate taxes as provided in this Lease and fails to cure any such breach within one hundred twenty (120) days after notice thereof from Landlord, or (ii) breaches any other material obligation or agreement set forth herein, specifically including a Mansion Related Breach (hereinafter defined), but specifically excluding an Article 23 Breach (hereinafter defined), and Tenant fails to cure any such breach within one hundred eighty (180) days after notice thereof from Landlord, provided, however, Tenant shall not be deemed in default with respect to any matter which, by its nature, may not be cured within one hundred eighty (180) days, if Tenant shall reasonably promptly within such one hundred eighty (180) day period commence to cure such default and thereafter prosecutes the cure to completion (the breach set forth in clauses (i) and (ii) of this Section 11(b) including the Mansion Related Breach are hereinafter referred to as a “Default”).  If an alleged default is a of a material obligation or agreement relating to: (1) the repair or maintenance of the Mansion as required by this Lease, (2) Tenant’s obligations under Article 3 of this Lease, or (3) Tenant’s obligations under Section 7(a) of this Lease (each of the foregoing breaches described in clauses (1), (2) and (3) herein a “Mansion Related Breach”), and Landlord intends to seek to terminate this Lease (on the terms hereinafter provided) if Tenant shall fail to cure such Default, the notice alleging the breach of this Lease shall make specific reference to this Lease and shall contain a statement in fourteen pitch, boldfaced type as follows:

“If Tenant shall fail to cure the Mansion Related
Breach alleged in this notice within the cure period
provided in, and otherwise in accordance with the
Lease, Landlord intends to seek to terminate the
Lease and recover legal possession of the Demised
Premises.”

(c)     If a Default shall have occurred and be continuing, Landlord may, upon not less than thirty (30) days prior notice to Tenant, or such longer notice period as may be required by any Legal Requirements, apply to a court of competent jurisdiction (a “Court”) for a final non-appealable order either: (x) requiring specific performance by Tenant of the obligations of Tenant hereunder then in Default, or (y) granting to Landlord declaratory, injunctive or other equitable relief with respect to such Default, but in no event shall such declaratory, injunctive or other equitable relief seek a termination of this Lease or a re-entry or repossession of the Demised Premises.  If:  (1) Landlord shall prevail in any such specific performance, declaratory, injunctive or other equitable action, (2) the Default is a Mansion Related Breach, and (3) Tenant shall fail to comply with such order, Landlord may, upon not less than one hundred eighty (180) days’ prior notice to Tenant, apply to a Court for the right to terminate this Lease, re-enter and repossess the Demised Premises and remove all persons and property therefrom by summary proceedings, ejectment and any other legal action (the “Dispossess Proceeding”), and to recover an award for all direct damages recoverable pursuant to applicable law.  Notwithstanding anything herein, at law or in equity to the contrary, Landlord shall not have the right to cause Tenant to be physically dispossessed of the Demised Premises or to recover any such damages unless and until the Court in such Dispossess Proceeding has entered a final, non-appealable order granting exclusive possession of the Demised Premises to Landlord, the enforcement of which shall be stayed, by its terms, for a period of ninety (90) from the date notice of entry of the order is duly served on Tenant (the “Final Order”), which Final Order may terminate this Lease and Tenant’s right to possession of the Demised Premises upon the expiration of such ninety (90) day period if Tenant has not, during such ninety (90) day period, cured or corrected all of the occurrences or events which the Court found to be the Mansion Related Breach(s) which were the basis of the Dispossess Proceeding (a “Cure”).  If a Cure is timely completed, Landlord shall cause the Final Order to be vacated, shall revoke any notices of default hereunder and notwithstanding anything in the Final Order this Lease shall be, and Landlord shall declare this Lease to be, in good standing and full force and effect.  If the Cure is not timely completed, Landlord shall have the right to cause the Final Order to be enforced and may re-enter and repossess the Demised Premises and remove all persons and property therefrom in any peaceable manner permitted by applicable law (a “Permitted Termination”).

(d)     If Landlord gives to Tenant notice alleging that Tenant is in default of Tenant’s obligations under Article 23 of this Lease (an “Article 23 Breach”), and Tenant fails to cure any such alleged Article 23 Breach or seek injunctive or declaratory relief from a Court with respect to such alleged Article 23 Breach within thirty (30) days after notice thereof from Landlord, Landlord may, following the expiration of such thirty (30) day period, apply to a Court for a final non-appealable order requiring specific performance by Tenant of its obligations under Article 23 of this Lease.  Under no circumstances whatsoever shall Landlord or any party whose rights derive by, through or under Landlord have the right to, or seek in any way to, terminate this Lease or repossess the Demised Premises whether by Dispossess Proceedings or otherwise, or recover any damages of any nature as a result of an Article 23 Breach or the failure to cure such Article 23 Breach, Landlord acknowledging and agreeing that Landlord’s sole and exclusive remedy for any such Article 23 Breach shall be an action seeking specific performance as aforesaid, and the enforcement of any judgment granting to Landlord such specific performance.

(e)     Notwithstanding anything contained herein to the contrary or any default damages that may be permitted or authorized by applicable law, in no event shall damages recoverable from Tenant as a consequence of a Default under this Lease include, nor shall Landlord ever seek to recover from Tenant: (i) consequential or punitive damages; (ii) loss of business or profits by Landlord; or (iii) diminution of the value of the Demised Premises or any portion thereof.  Landlord shall not have the right to, nor shall Landlord seek to terminate this Lease, to re-enter and repossess the Demised Premises (with or without having sought a termination of this Lease) or to remove any persons or property therefrom whether by summary proceedings, ejectment or any other legal action or any other manner, including to enforce any judgment against the Demised Premises or Tenant’s interests therein, by foreclosure or otherwise, except pursuant to a Permitted Termination.  Without limiting the foregoing, Landlord acknowledges and agrees that except in connection with a Permitted Termination, the liability of Tenant with respect to any judgment in favor of Landlord shall be satisfied solely out Tenant’s interest in Tenant’s assets other than the Demised Premises, and any such judgment shall not give rise to any right of execution or levy against this Lease or Tenant’s leasehold estate or other interests in the Demised Premises; provided, however, that the proceeds of any assignment, sale or other transfer of the Demised Premises shall be subject to a right of execution or levy with respect to a judgment obtained against the transferring Tenant with respect to its obligations hereunder.

(f)      Tenant acknowledges that the Mansion carries a special meaning to Lisa Marie Presley (the “Beneficiary”) and the equitable remedies granted to Landlord pursuant to this Article 11 with respect to the Mansion are required to ensure that the Mansion, and access thereto, is maintained as and to the extent specifically agreed to in this Lease.

(g)     If Landlord shall default in the performance of any obligation under this Lease, and Landlord does not cure such default within thirty (30) days after notice thereof by Tenant (it being intended in connection with (A) a default not susceptible of being cured with due diligence within said thirty (30) day period that the time allowed Landlord within which to cure same shall be extended for such period as may be necessary to complete same with all due diligence; provided that Landlord commences to remedy the default within the required cure period and diligently and continuously pursues the remedy thereof, and (B) that Tenant may cure any such default prior to the expiration of said waiting period, but after said notice to Landlord, if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect Tenant’s interest in the Demised Premises, to prevent imminent injury or damage to persons or property, or to enable Tenant to conduct its business in the Demised Premises, then Tenant may, in addition to all other rights and remedies available to Tenant at law and in equity, cure such default on behalf of and at the reasonable expense of Landlord and do all necessary work and make all necessary payments in connection therewith to the extent necessary in Tenant’s discretion, reasonably exercised, to protect Tenant’s leasehold interest and continued use and occupancy of the Demised Premises.  Landlord shall, within thirty (30) days following written demand accompanied by reasonable supporting documentation, pay Tenant the amount so paid by Tenant together with interest thereon at the maximum rate allowed by law.  Tenant shall at all times have the right without prior demand or notice except as required by applicable Legal Requirements to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease or restrain or enjoin a violation of any provision hereof.

(h)     The provisions of this Article 11 shall survive the expiration or termination of the Term.

12. NO WAIVER.

Neither the failure of a Party to complain of any act or omission on the part of the other Party (however long the same may continue), nor the payment or acceptance of rent, nor the performance of any obligation, shall be deemed to be a waiver of any rights hereunder or of the right to recover the amount of any payment or the cost of any performance made or done under protest, whether or not such protest was made in writing.  No waiver by either Party shall be effective unless in writing and signed by the Party asserted to have made such waiver.  No waiver of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision.

13. LANDLORD’S BANKRUPTCY OR INSOLVENCY.

If Landlord shall become a debtor in a case filed under Chapter VII or XI of the United States Bankruptcy Code ( or any successor or substitute statute):

(a)     Landlord’s trustee or Landlord as Debtor-in-Possessions shall file a motion to assume this Lease within ten (10) days from entry of the Order for Relief in the Bankruptcy case, and request a hearing on such motion at the earliest date available to the Bankruptcy Court.  In connection with such motion to assume, Landlord or its trustee shall immediately: (i) cure any default under the Lease, (ii) compensate tenant for any actual pecuniary loss resulting from such default, and (iii) provide adequate assurance of future performance under this Lease; and

(b)     If this Lease is rejected in such bankruptcy case: (i) the order rejecting this Lease shall automatically be stayed pending any timely filed motion for rehearing or reconsideration, notice of appeal, petition for certiorari or other review to any court having jurisdiction to entertain such review, without necessity of any motion or application for stay or the posting of any bond by tenant under federal rule of Bankruptcy Procedure 8005 (or any successor rule), and, (ii) at all times following the entry of such order rejecting this Lease, Tenant shall be entitled to all of the protections of Section 365(h) of the United States Bankruptcy Code, 11 U.S.C. §365(h), or any successor statute, without limitation or restriction whatsoever.

14. EMINENT DOMAIN.

(a)     In the event of a taking by condemnation, eminent domain or similar law, by any public or quasi-public authority under the power of eminent domain, or under the threat thereof, including a conveyance in lieu thereof by agreement with the taking authority, other than as a direct result of Tenant’s actions (each, a “Taking”): (i) of any part of the Demised Premises so as to render the remainder thereof unusable in Tenant’s sole determination for the operation of any business therein or thereon, or (ii) which materially adversely affects ingress or egress to or from the Demised Premises, Tenant shall have the option to terminate this Lease as of the date possession shall be taken by such authority.  The Annual Rent and real estate taxes shall be paid up to that date with a proportionate refund by Landlord of any Annual Rent and real estate taxes paid in advance.  Tenant may exercise this right of termination by notice given within ninety (90) days after the later of the date on which title vests in the condemning authority or the date Tenant receives notice of said vesting of title.

(b)     Under no circumstance shall Landlord, or shall Landlord have the right to enter into any agreement in respect of a Taking, including a conveyance in lieu thereof by agreement with the taking authority, without Tenant’s prior consent, which consent Tenant may withhold in Tenant’s sole discretion.

(c)     In the event of a Taking of all of the Demised Premises, the Term shall expire when Landlord shall be divested of its title, and all Annual Rent and real estate taxes shall be apportioned as of such date.  In the event of a Taking which does not result in a termination of this Lease, Tenant shall have the right to either:  (i) restore, repair, replace or rebuild the Demised Premises, with such Alterations, made in compliance with the terms of this Lease, as Tenant may elect to make, or (ii) demolish what remains of any Improvements on the Demised Premises and remove all debris.

(d)     In the event of any Taking, the entire condemnation proceeds shall be paid to and belong solely to Tenant and Landlord hereby expressly, irrevocably assigns to Tenant all of Landlord’s interest in and to any such condemnation proceeds or award.  Tenant shall have the sole right to make any claim for damages as a result of a Taking, bring any suit or action, appeal from any award or judgment, and settle and compromise any such claims, suits or actions, and Landlord hereby appoints Tenant as Landlord’s attorney-in-fact coupled with an interest to do so.

15. COVENANT OF QUIET ENJOYMENT

Landlord covenants and warrants that throughout the Term, except solely with respect to a Permitted Termination, Tenant shall peacefully and quietly have, hold, occupy and enjoy (i) sole use, occupancy and possession of the Demised Premises, subject to the terms and provisions of this Lease, and (ii) all of Tenant’s rights and privileges hereunder, including those rights in and to the Improvements, without hindrance or molestation of any kind by, and free from the adverse claims of Landlord, or any person claiming by, through or under Landlord.

16. LANDLORD’S REPRESENTATIONS.

Landlord warrants and represents to Tenant that it has entered into this Lease with proper authority, and that Landlord and each person executing this Lease on behalf of Landlord (or in any representative capacity) have full right and lawful authority to execute this Lease.

17. RESTRICTION ON ALIENATION, TRANSFER AND MORTGAGES BY LANDLORD

Landlord covenants, warrant, acknowledges and agrees that during the Term neither Landlord nor Landlord’s successors, by operation of law or otherwise, shall have the right, power or authority to, and hereby expressly waive any right, power or authority which may be available at law, in equity or otherwise, to sell, assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer (individually and collectively, a “Transfer”), nor shall Landlord Transfer or attempt to in any way to Transfer, all or any interest which Landlord has or may have in and to the fee estate in the Land, the Improvements or any portion of the Demised Premises, this Lease or its interest in this Lease.  As used herein, the word “Transfer” includes any transaction whereby Landlord contributes all or any portion of the Demised Premises, or Landlord’s interest in either this Lease or the Demised Premises, to a partnership, corporation, limited liability company, trust or other entity, in exchange for an interest in such entity, but a Transfer shall not include a transfer (i) to another trust for the benefit of Beneficiary or members of Beneficiary’s immediate family or her direct descendants, or any combination thereof, or (ii) to any single individual member of Beneficiary’s immediate family or a direct descendant, in either case without any consideration for such transfer.  Any Transfer or purported Transfer shall be null, void and of no force or effect.  Landlord acknowledges that each of the foregoing covenants, warranties and agreements were a material inducement for Tenant to execute this Lease, the Contribution Agreement and conclude the Business Transaction.

18. NOTICES.

Any notices, demands or requests which Landlord or Tenant are required or desire to give to the other hereunder shall be in writing and delivered personally or by reputable overnight courier which provides for receipted delivery (e.g. Federal Express, Airborne, UPS), or sent by certified United States mail, return receipt requested postage prepaid, to the following addresses:

To Landlord:	Promenade Trust
c/o Provident Financial Management
2850 Ocean Park Blvd., Suite 300
Santa Monica, California 90405
Attention: Barry J. Siegel

with a copy (which shall not constitute notice) to:	Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, California 90067
Attention: Michael A. Woronoff, Esq.

To Tenant:	Elvis Presley Enterprises, Inc.
650 Madison Avenue
New York, New York 10022
Attention: Board of Directors

with a copy (which shall not constitute notice) to:	Sports Entertainment Enterprises, Inc.
d/b/a CKX, Inc.
650 Madison Avenue
New York, New York 10022
Attention: General Counsel

Any notice given hereunder by personal delivery or overnight courier shall be deemed delivered when received or when receipt is refused as evidenced by the records of the courier service.  Any properly addressed notice given herein by certified mail shall be deemed delivered when the return receipt thereof is signed, except that any notice which is (according to the terms of this Article 18) correctly addressed, but which is returned by the postal service as undeliverable shall be deemed to have been received on the earliest date on which the postal service attempted delivery as indicated by postal service endorsement on the return receipt form.  Either Party, by notice to the other, may designate other (and additional) addresses to which notices for the designating Party shall be sent, but such notice shall only be deemed given upon receipt and shall be effective fifteen (15) business days after receipt.

19. ESTOPPELS.

Within fifteen (15) days following request therefore from Tenant, Landlord shall execute, acknowledge and deliver to Tenant or Tenant’s designee, a certificate stating: (i) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements); (ii) the date to which Annual Rent has been paid; (iii) whether there is any existing Default by the Tenant, and if there is any such Default, specifying the nature and extent thereof, and the actions taken to cure such Default, if any; and (iv) other items that may be reasonably requested.  Any such certificate may be relied upon by Tenant or third party designated by Tenant.

20. MISCELLANEOUS.

(a)     Costs of Performance.  Wherever this Lease requires the performance of an act by either Party, such Party shall perform the act at its own cost and expense, unless expressly provided to the contrary.

(b)     Partial Invalidity. If any term, covenant, or condition of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, or condition of this Lease shall be valid and be enforced to the fullest extent permitted by Legal Requirements.

(c)     The Parties.  Any pronoun referring to Landlord, Tenant or a third party shall be read in such number and gender as the context may require.  The word “Landlord” shall be deemed to include the originally named Landlord and each successor which is specifically permitted, or not prohibited, by this Lease.  The word “Tenant” shall be deemed to include the originally named Tenant and each successive holder of the lessee’s interest in this Lease.

(d)     No Partnership.  No provision of this Lease shall be deemed to render Landlord and Tenant partners or participants in any other type of joint enterprise.

(e)     Index and Cross References.  Any index or table of contents attached to this Lease or heading references or title of sections is used only as a matter of convenience for reference and is not to be deemed part of this Lease or used to determine the intent of the Parties.  Any reference made in this Lease to an Article, Section or other type of subdivision of this Lease shall be construed as a reference to the entire section (including all of its subsections and other subdivisions).

(f)      Prior Representations; Prior and Preliminary Agreements.  The Parties acknowledge that in the course of negotiating this Lease their respective representatives have gradually reached preliminary agreement on the several terms set forth in this instrument.  The Parties acknowledge and agree that at all times they have intended that none of such preliminary agreements (either singly or in combination) shall be binding on either Party, and that they shall be bound to each other only by a single, formal, comprehensive document containing all of the agreements of the Parties, in final form, which has been executed by a duly authorized officer of Tenant and a duly authorized officer of Landlord.  The Parties acknowledge that none of the prior oral and written agreements between them (and none of the representations on which either of them has relied) relating to the subject matter of this Lease shall have any force or effect whatever, except as and to the extent that such agreements and representations have been incorporated in this Lease.

(g)     Monetary Disputes.  If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other Party under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment of the disputed amount “under protest,” which payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of such Party to institute suit for recovery of such sum.  If it shall be adjudged that there was no legal obligation on the part of such Party to pay such sum or any part thereof, such Party shall be entitled to recover from the other Party such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

(h)     Performance Disputes.  If at any time a dispute shall arise between the Parties as to any work to be performed by either of them under the provisions hereof, the Party against whom the obligation to perform the work is asserted may perform the disputed portion of such work and pay the cost thereof “under protest,” performance of such work in no event to be regarded as a voluntary performance, and there shall survive the right on the part of such Party to institute suit for recovery of the cost of such work.  If it shall be adjudged that there was no obligation on the part of such Party to perform such work or any part thereof, such Party shall be entitled to recover from the other Party the cost of such work or the cost of, under the provisions of this Lease, so much thereof as such Party was not legally required to perform under this Lease.

(i)      Interpretation of Lease; Construction of Terms.

(i)            Whenever in this Lease the words “herein”, “hereunder”, “hereinabove”, “hereinafter”, or similar words are used, the same shall be deemed to refer to this entire Lease, unless expressly stated to the contrary.  The terms “include”, “including” and words of similar import shall be construed as if followed by the phrase “without limitation”. The use in this Lease of the words “such as” and “including” shall not be deemed to limit the generality of the term or clause to which it has reference, whether or not non-limiting language (such as import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that would reasonably fall within the broadest possible scope of such general statement, term or matter.

(ii)           “affiliate” means, with respect to any person or entity, any other person or entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first person or entity.  The term “control” means the possession, directly or indirectly, of the power, whether or not exercised, to direct or cause the direction of the management or policies of a person or an entity, whether through the ownership of stock or other equity ownership interest, by contract or otherwise and the terms “controlled” and “common control” have correlative meanings.

(iii)          This Lease shall not be interpreted or construed more strictly against one Party or the other merely by virtue of the fact that it was drafted by counsel to Landlord or Tenant; it being hereby acknowledged and agreed that Landlord and Tenant have both contributed materially and substantially to the negotiations and drafting of this Lease.

(iv)          This Lease, and all questions of interpretation hereof and all controversies hereunder, shall be construed in accordance with and governed by the laws of the State of Tennessee applicable to agreements made and to be performed wholly with said state.

(j)      Recitals and Exhibits Incorporated.  The recitals first set forth in this Lease and the Exhibits attached to this Lease are by this reference incorporated into, and shall be deemed for all purposes part of this instrument, with the same force and effect as if fully set forth herein.

(k)     Non-Merger.  There shall be no merger of this Lease, nor of the leasehold estate created by this Lease, with the fee estate in the Land or any superior leasehold estate by reason of the fact that this Lease or the leasehold estate created by this Lease or any interest in this Lease or any such leasehold estate may be held, directly or indirectly, by or for the account of any person or persons who shall own the fee estate in the Land, or any superior leasehold estate or any interest therein.  No such merger shall occur unless and until all persons at the time having an interest in the fee estate in the land, or any such superior leasehold estate, and all persons having an interest in this Lease, or in the leasehold estate created by this Lease, shall join in a written instrument effecting such merger and shall duly record the same.

21. DELAYS.

The time for the performance of any act required to be done by either Party shall be extended by a period equal to any delay caused by or resulting from act of God, war, terrorism, civil commotion, fire, casualty, labor difficulties, shortages of labor or materials or equipment, governmental regulation, a restraint of law (e.g. injunctions, court or administrative orders or a legal moratorium imposed by a Governmental Authority), inability to obtain government permits or approvals provided a party diligently pursues such permits, act or default of the other Party, or other causes beyond such Party’s reasonable control (which shall not, however, include the availability of funds), whether such time be designated by a fixed date, a fixed time or otherwise provided, however, that no party shall be entitled to relief under this Article 21 by reason of any event unless such Party shall have given the other Party notice of such event and the nature of such event within a reasonable time after the occurrence of such event.

22. MEMORANDUM OF LEASE.

The Parties have executed of even date herewith a memorandum of this Lease in the form annexed hereto as Exhibit B (the “Memorandum”), that may be recorded by Tenant.  Tenant shall pay all recording fees, if any, occasioned the recording of the Memorandum.

23. ACCESS.

Landlord and Tenant agree that during the Term at all reasonable times they will permit the Beneficiary and members of Beneficiary’s immediate family, her direct descendants and their immediate families (the “Family Parties”), and their invited guests who are accompanied by one or more of the Family Parties (collectively, the “Family Permittees”), to visit the Mansion, the Restricted to the Public Premises, and the family gravesite at the Demised Premises, provided that Beneficiary and the Family Permittees:  (i) shall exercise such rights of access solely for personal and family reasons, and shall not in any way exploit, commercially or otherwise, or alter, modify or change, the Mansion, the family gravesite, family ancestors, or use the Mansion, the Restricted to the Public Premises, and the family gravesite for any commercial or business purpose or reason, and (ii) shall comply with the reasonable rules and regulations from time to time promulgated by Tenant which are intended to minimize any interference with Tenant’s use and occupancy of the Demised Premises and its rights under this Lease, but which shall not prevent the right of access granted pursuant to this Article 23.  Tenant acknowledges that notwithstanding Tenant’s rights to make Alterations to the Demised Premises, construct Improvements thereon and use the Demised Premises in accordance with this Lease, the provisions of this Article 23 shall be and remain binding upon Tenant and its successors and assigns.

24. CONFIDENTIALITY.

The Parties acknowledge that the terms contained in this Lease are, to the extent not already in the public domain, confidential information and shall remain confidential and proprietary to the Parties, and each Party agrees to hold and keep information confidential as and to the full extent provided herein.  Confidential information shall not include information which (i) becomes generally available to the public (except as a result of the disclosure by a Party or its representatives in violation of this Article 24), or (ii) becomes available to a Party on a non-confidential basis from a source other than the other Party or its representatives or advisors, unless the source thereof is known or should have been known by such Party to be bound by confidentiality.  A Party may disclose the confidential information to representatives and employees of such Party who need to know the same for the purposes of performing the Party’s obligations under this Lease, and disclose such information to its attorneys, accountants, governmental agencies (e.g., the Internal Revenue Service); proposed or actual purchasers, investors, partners, members; proposed or actual mortgagees or other lenders, and, if required by interrogatories, subpoenas, civil investigative demands or other legal process; provided, however, that in such event, the Party against whom such judicial disclosure is sought shall not make any disclosure without such prior notice to the other Party as shall be reasonable in the circumstances and shall consult with the other Party on the advisability of taking legally available steps to resist or narrow such request.  In addition, in the event of any litigation or other legal action or proceeding between Landlord and Tenant with respect to this Lease or their relationship as landlord and tenant, Landlord and Tenant shall have the right in such litigation, action or proceeding to disclose matters and information required under this Lease to be held confidential, but either Party shall have the right to seek a protective order to maintain the confidentiality of the confidential information and the other Party shall not oppose, and will join in, such application.  The provisions of this Article 24 shall survive the expiration or earlier termination of this Lease.

25. HOLDOVER.

If Tenant remains in possession of the Demised Premises beyond the expiration or earlier termination of the Term, such holding over in itself shall not constitute a renewal or extension of this Lease, and Tenant shall be deemed to be a holdover tenant, the tenancy of shall be from month to month upon the same provisions and conditions set forth in this Lease.  Nothing contained in this Section 25 shall limit the rights of Landlord to pursue all remedies available to Landlord at law or equity to recover possession of the Demised Premises, except that Tenant shall never have any liability or responsibility whatever for any consequential or indirect damages, whether proximately or remotely related to such holdover by Tenant.

26. END OF TERM SURRENDER OF DEMISED PREMISES.

At the expiration or earlier termination of the Term, Tenant shall surrender the Demised Premises to Landlord in the same condition as it is required to be maintained by Tenant pursuant to this Lease, reasonable wear and tear and damage caused by a Casualty, a Taking or the negligence or willful misconduct of Landlord, the Beneficiary, the Family Permittees and any of the Landlord Indemnified Parties excepted.

27. RIGHTS OF LEASEHOLD MORTGAGEE.

(a)     Definitions.  Any mortgage of Tenant’s leasehold estate under this Lease is hereinafter referred to as “Leasehold Mortgage.”  Any holder of a Leasehold Mortgage is hereinafter referred to as “Leasehold Mortgagee.”

(b)     Notice to the Landlord.  The provisions of this Article 27 shall not apply in favor of Leasehold Mortgagee unless the Leasehold Mortgagee:  (i) has duly recorded its mortgage or notice thereof in the public office where such recording may be required in order to charge third persons with knowledge thereof, or (ii) has given notice to the Landlord stating Leasehold Mortgagee’s name and address and including a true and correct copy of the Leasehold Mortgage.

(c)     Notice to Leasehold Mortgagees.  The Landlord, upon giving Tenant any notice of Default or change of address under this Lease, shall simultaneously give a copy of such notice or communication to Leasehold Mortgagee in the same manner provided by this Lease for the giving of notices to Tenant.  No such notice by the Landlord to Tenant shall be deemed to have been given unless and until notice has been given to the Leasehold Mortgage.

(d)     Right of Leasehold Mortgagee to Cure Defaults by Tenant.  A Leasehold Mortgagee shall have the right to cure any default by Tenant for the same period after receiving notice of such default from the Landlord as Tenant has after notice to it, plus such an additional thirty (30) days.  The Landlord shall accept a cure performed within such period by Leasehold Mortgagee as though the cure had been done or performed in a timely fashion by Tenant.

(e)     Leasehold Mortgagee’s Opportunity to Foreclose.  Except with respect to a Default by Tenant, in the payment of any monies due hereunder, Landlord shall take no action to enforce its rights under this Lease without first giving Leasehold Mortgagee a notice of its intention to do so and a period of not less than six (6) months following the date of its notice to the Leasehold Mortgagee within which either:  (i) to obtain possession of the Demised Premises (including possession by receiver), or (ii) to institute, prosecute and complete foreclosure proceedings or otherwise acquire the Tenant’s interest under this Lease.  During such six (6) month period, as a condition to Landlord’s forbearance:  (i) Leasehold Mortgagee shall perform all obligations of the Tenant under the Lease including payment of Annual Rent, to the extent Leasehold Mortgagee can reasonably fulfill such obligation without having actual possession of the Demised Premises, and (ii) take steps to acquire Tenant’s interest in this Lease by foreclosure of the Leasehold Mortgagee or other appropriate means and prosecute the same to completion with due diligence.  Leasehold Mortgagee, upon obtaining possession or acquiring Tenant’s interest under this Lease, shall cure all Defaults reasonably susceptible of being cured by Leasehold Mortgagee, provided that (1) Leasehold Mortgagee shall not be obligated to continue such possession or to continue such foreclosure proceedings if the Default shall be cured by Tenant, and (2) nothing herein shall preclude the Landlord, subject to the provisions of this Article 27, from exercising any rights or remedies under this Lease with respect to any other Default by Tenant.  Any Default by Tenant not reasonably susceptible of being cured by Leasehold Mortgagee shall be deemed to have been waived by the Landlord upon completion of such foreclosure proceedings or upon such acquisition of Tenant’s interest in this Lease, except that any of such events of default which are reasonably susceptible of being cured after such completion and acquisition shall then be cured with reasonable diligence.  Leasehold Mortgagee in foreclosure proceedings may become the legal owner and holder of this Lease for foreclosure or assignment or assignment in lieu of foreclosure.

(f)      No Modification.  During the term of any Leasehold Mortgage, Landlord and Tenant shall not materially amend or voluntarily agree to an early termination of this Lease without the express written consent of Leasehold Mortgagee.

(g)     Release from Liability.  If Leasehold Mortgagee shall acquire title to Tenant’s interest in this Lease by foreclosure, assignment in lieu of foreclosure or otherwise, the Leasehold Mortgagee may assign this Lease and shall thereupon be released from all liability for the performance of the covenants and conditions in this Lease contained on Tenant’s part to be performed and observed from and after the date of such assignment; provided, however, that any Tenant Default existing at the time of the assignment susceptible of cure by a successor tenant shall be cured and the assignee delivers to Landlord a written agreement (in form reasonably acceptable to Landlord) to be bound by the provisions of such lease.

28. WAIVER OF TRIAL BY JURY.

LANDLORD AND TENANT HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BY EITHER LANDLORD OR TENANT AGAINST EACH OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF

LANDLORD AND TENANT, OR TENANT’S USE OR OCCUPANCY OF THE DEMISED PREMISES.  THIS WAIVER SHALL SURVIVE THE EXPIRATION OF THIS LEASE.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease effective as of the Effective Date.

THE PROMENADE TRUST

By:	/s/ Barry J. Siegel
	Name:	Barry J. Siegel
	Title:	Trustee

By:	/s/ Gary A. Hovey
	Name:	Gary A. Hovey
	Title:	Trustee

ELVIS PRESLEY ENTERPRISES, INC.

By:	/s/ Jack Soden
	Name:	Jack Soden
	Title:	President

EXHIBIT A

Legal Description of the Land

[to be supplied]

EXHIBIT B

Memorandum Of Lease

This Instrument Prepared By:

BAKER, DONELSON, BEARMAN,
CALDWELL & BERKOWITZ, P.C.
John F. Rogers, Jr, Esq.
211 Commerce Street, Suite 1000
Nashville, Tennessee 37201

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this “Memorandum”) is made as of and is effective from the              day of February, 2005, by and between GARY A. HOVEY AND BARRY J. SIEGEL, as trustees of the Promenade Trust, a grantor trust created under the laws of the State of Tennessee pursuant to that certain Second Restated and Amended Trust Agreement dated December 15, 2004 (“Landlord”), and ELVIS PRESLEY ENTERPRISES, INC. a Tennessee corporation (“Tenant”).

W I T N E S S E T H:

That in consideration of and upon the rents, covenants, and conditions more particularly set forth in that certain Lease Agreement between Landlord and Tenant having an Effective Date as set forth therein and restated below (the “Lease”), Landlord has leased unto Tenant and Tenant has leased from Landlord for the Term as defined in the Lease and herein the Demised Premises as described in the Lease and below.  For purposes of placing a memorandum of record as pertains to the Lease, Landlord and Tenant do hereby further covenant and agree as follows as contemplated by the terms and conditions of the Lease:

NAME AND ADDRESS OF LANDLORD:

GARY A. HOVEY AND BARRY J. SIEGEL, as trustees of the Promenade Trust, a grantor trust created under the laws of the State of Tennessee pursuant to that certain Second Restated and Amended Trust Agreement dated December 15, 2004 having its principal office c/o Provident Financial Management, 2850 Ocean Park Blvd., Suite 300, Santa Monica, California 90405.

NAME AND ADDRESS OF TENANT:

ELVIS PRESLEY ENTERPRISES, INC. a Tennessee corporation having its principal office at 650 Madison Avenue, New York, New York 10022.

EFFECTIVE DATE OF LEASE: February      , 2005.

DEMISED PREMISES:

The land and premises located in the City of Memphis, Shelby County, State of Tennessee which is more particularly described on Exhibit A annexed hereto (the “Land”); (b) all buildings, including the former Elvis Presley family residence and current museum buildings known as “Graceland” (the “Mansion”) and all ancillary buildings, and all other structures and improvements, including all signs, statuary, walls, fences, monuments, markers and landscaping, now existing on, in under or about the Land, and including all buildings, structures and improvements shown on that certain “as-built” ALTA/ACSM Land Title Survey made by The Reaves Firm, Incorporated, dated January 1, 2005 and last revised                               under Job No.: 04-0726 and further described as Parcel 1 on Sheet No.’s 2 and 3 (collectively, the “Improvements”); (c) all building systems and real property fixtures of every kind and nature whatsoever, located on the Land, or which are a part of the Improvements, or both (the “Equipment”); (d) all rights, privileges and appurtenances, and rights to the same, if any, belonging to and appurtenant to the Land; (e) all easements and rights-of-way in, to, upon or over the Land, and all rights of ingress and egress appurtenant thereto; and (f) all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to the Demised Premises by reason of change of grade of any street (collectively, the “Demised Premises”).

TERM:

The term of this Lease (the “Term”) shall commence on February    , 2005 and shall terminate at 11:59 p.m. on the earlier to occur of: (i) January 31, 2095, and (ii) the day prior to the date which is twenty-one (21) years after the death of the now living (as of the Effective Date) last descendent of Elizabeth, the current Queen of England.

RESTRICTION ON ALIENATION, TRANSFER AND MORTGAGES:

The Lease contains a provision which prohibits any sale, assignment, mortgage, pledge, hypothecation, encumbrance, voluntary lien and all other types of transfer or attempted transfer by the Landlord of any interest in the Land, the improvements thereon, or any portion of the Demised Premises, the Lease or Landlord’s interest in this Lease for the entire term of the Lease.

EXECUTION IN COUNTERPARTS:

This Memorandum may be executed in one or more original counterparts, each of which shall be an original but, when taken together, shall constitute but one document.

EFFECT OF THIS MEMORANDUM OF LEASE:

This Memorandum of Lease is entered into by the parties, and is to be recorded, only to set forth the Lease and certain provisions thereof as a matter of record.  Nothing contained in this Memorandum of Lease shall be deemed to modify, amend, alter, limit or otherwise change any of the provisions of the Lease itself or the rights and obligations of the parties thereto as provided therein, and the parties agree that this Memorandum is not intended nor shall it be used to interpret the Lease or determine the intent of the parties under the Lease.  All capitalized terms in this Memorandum of Lease shall have the meaning ascribed in the Lease.  In the event of any conflict or ambiguity between the terms of this Memorandum of Lease or the terms of the Lease, the terms of the Lease shall prevail.  Reference is hereby made to the Lease for all of the terms, covenants and conditions thereof.

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK}

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Memorandum of Lease as of February    , 2005.

GARY A. HOVEY AND BARRY J. SIEGEL, as
trustees of the Promenade Trust, a grantor trust created
under the laws of the State of Tennessee pursuant to that
certain Second Restated and Amended Trust Agreement
dated December 15, 2004

By:
		Name:	Barry J. Siegel
		Title:	Trustee

By:
		Name:	Gary A. Hovey
		Title:	Trustee

ELVIS PRESLEY ENTERPRISES, INC.

By:
		Name:	Jack Soden
		Title:	President

STATE OF	}
ss.:
COUNTY OF	}

Before me,                                       a Notary Public in and for said County and State, personally appeared Gary A. Hovey with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged self to be a Trustee of the Promenade Trust, the within named bargainor, a grantor trust created under the laws of the State of Tennessee, and that he as such Trustee executed the foregoing instrument for the purposes therein contained, by signing the name of the Trust by himself as such Trustee.

WITNESS my hand and seal at office, on this       day of February    , 2005

Notary Public

My Commission Expires:

STATE OF	}
ss.:
COUNTY OF	}

Before me,                                          a Notary Public in and for said County and State, personally appeared Barry J. Siegel with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged self to be a Trustee of the Promenade Trust, the within named bargainor, a grantor trust created under the laws of the State of Tennessee, and that he as such Trustee executed the foregoing instrument for the purposes therein contained, by signing the name of the Trust by himself as such Trustee.

WITNESS my hand and seal at office, on this       day of February    , 2005

Notary Public

My Commission Expires:

STATE OF	}
ss.:
COUNTY OF	}

Before me,  a Notary Public in and for the State and County aforesaid, personally appeared Jack Soden with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the President of Elvis Presley Enterprises, Inc., the within named bargainor, a Tennessee corporation, and that he as such President being duly authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such President.

WITNESS my hand and seal at office, on this       day of February    , 2005

Notary Public

My Commission Expires:

[Insert legal description]

SCHEDULE 4(a)

Basic Rent Payment Allocations

(Expressed as a Percentage of Landlord’s Cost)

Payment Dates	Basic Rent

SCHEDULE 4(b)

Basic Rent Payment Allocations

BASIC RENT PAYMENT ALLOCATIONS
(expressed as Percentage of Landlord’s Cost)

Lease Periods		Allocation of Basic Rent	Proportional Rent	Landlord 467 Loan Balance	Tenant 467 Loan Balance	Landlord 467 Loan Interest	Tenant 467 Loan Interest
From	Through (and including)